UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2012

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716)-652-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 5, 2012, Moog Inc. (the “Company”), and Flo-Tork, Inc. (collectively with the Company, the “Originators”) and Moog Receivables LLC, a wholly owned bankruptcy remote special purpose subsidiary of the Company (the “Receivables Subsidiary”), entered into a trade receivables securitization facility (the “Securitization Program”). Other subsidiaries of the Company may later enter into the Securitization Program.

Under the Securitization Program, the Company and the Receivables Subsidiary entered into a receivables purchase agreement, dated as of March 5, 2012, by and among the Company, as servicer, the Receivables Subsidiary, as seller, Market Street Funding LLC, as issuer (the “Issuer”) and PNC Bank, National Association as administrator (the “Receivables Purchase Agreement”). Under the Receivables Purchase Agreement and certain other documents, the Originators will sell certain trade receivables and related rights (“Receivables”) to the Receivables Subsidiary and the Receivables Subsidiary in turn may from time to time sell an undivided variable percentage ownership interest in the Receivables to the Administrator on behalf of Issuer. Advances under the Receivables Purchase Agreement will be funded through the issuance of commercial paper by the Issuer and will accrue interest based on the applicable commercial paper interest rate or discount rate, plus an applicable margin. The maximum amount of financing obtained under the Securitization Program will not at any time exceed $100 million. The Receivables Purchase Agreement will terminate in 364 days, unless terminated earlier pursuant to its terms or unless extended by agreement of the parties for successive 364 day terms.

The above description does not purport to be complete and is qualified in its entirety by reference to the Receivables Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Servicer, Market Street Funding LLC, as Issuer, and PNC Bank, National Association, as Administrator.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: March 9, 2012	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Receivables Purchase Agreement, by and among Moog Receivables LLC, as Seller, Moog Inc., as Servicer, Market Street Funding LLC, as Issuer, and PNC Bank, National Association, as Administrator.